UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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GRUBHUB INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Grubhub Inc.’s definitive proxy statement for its 2017 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 31, 2017, in order to correct a printer’s error to the 2017 Equity Awards table for our named executive officers included in the Executive Compensation section of the Proxy Statement under the section entitled “2017 Equity Awards,” which was originally set forth on page 29 of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

The table included in the Executive Compensation section of the Proxy Statement under the section entitled “2017 Equity Awards,” which was originally set forth on page 29 of the Proxy Statement, is amended to read in its entirety as follows:

Named Executive Officer	RSUs Granted (#)	RSU Grant Date Fair Value ($)(1)	Stock Options Granted (#)(1)	Stock Options Grant Date Fair Value ($)
Matthew Maloney	78,534	2,999,999	198,724	2,999,997
Adam DeWitt	45,812	1,750,018	115,922	1,749,993
Stanley Chia	26,178	1,000,000	66,241	999,994
Barbara Martin Coppola	19,634	750,019	49,681	749,999
Margo Drucker	15,707	600,007	39,745	600,002
(1)	The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 9, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission. Beginning in 2017, we transitioned from using the simplified method for calculating the expected term of its options as set forth in Note 9, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We believe it has sufficient historical information to derive a reasonable estimate, therefore, the expected term calculation for option awards beginning in 2017, including the February 2017 Grants, considered a combination of historical and estimated future exercise behavior. Regardless of such RSUs’ or option awards’ grant date fair value, the actual value that may be recognized by the NEO will depend on the market price of our common stock on the date when such RSUs vest and such options vest and are exercised.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 11, 2017:

This Amendment No. 1, the Proxy Statement and the 2016 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at www.proxyvote.com.